                                                                    EXHIBIT 21.1
                           c-quential SUBSIDIARIES
                           -----------------------

                                 May 19, 2000

Entity Name                        Country/State
-----------                        -------------
c-quential S.A.                     Argentina

c-quential Pty Ltd.                 Australia


c-quential Consulting GmbH          Austria

c-quential SPRL                     Belgium

c-quential Limitada                 Brazil

c-quential S.r.O.                   Czech Republic

c-quential SAS                      France

c-quential GmbH                     Germany

c-quential consulting Ltd.          Hong Kong

c-quential Private Limited          India

c-quential SpA                      Italy

c-quential KK                       Japan

c-quential Sdn. Bhd.                Malaysia

c-quential S.A. de C.V.             Mexico

c-quential international B.V.       Netherlands

c-quential B.V.                     Netherlands

c-quential consulting Limitada      Portugal

c-quential S.R.L.                   Spain

c-quential AB                       Sweden


c-quential AG                       Switzerland

c-quential global Limited           UK

c-quential Limited                  UK

c-quential UK Limited               UK

Contactica Contracting Limited      UK

c-quential holding Limited          UK

c-quential projects Limited         UK

c-quential Holdings, Inc.           Delaware

c-quential contracts, Inc.          Delaware

c-quential consulting, Inc.         Delaware

c-quential Korea, Inc.              Delaware

c-quential Singapore, Inc.          Delaware

c-quential C.A.                     Venezuela